EXHIBIT 99.1

PGI ENERGY FUND I SERIES 2010, INC

(ISSUER)

85,000,000 Shares

INITIAL PUBLIC OFFERING

Offering Price .05 per Share

We are pleased to announce the upcoming IPO of PGI ENERGY FUND I SERIES 2010, a Texas Corporation. PGI Energy Fund I SERIES 2010 is an energy holding company focused on acquiring proven producing oil & gas assets and mid-stream income producing assets. The Company has made application to be listed on the OTCBB and ticker symbol request to Finra in order to launch its IPO. The Company is anticipating a hard launch date of its IPO on October 15, 2010. This announcement appears as a matter of record and is not a solicitation or offer to purchase securities. The offering is made by prospectus only. Copies of the Prospectus may be obtained in any State in which this announcement is circulated where the undersigned may legally offer these securities in such State.

GREALISH & MCZEAL

A Registered Limited Liability Partnership

ATTORNEYS AND COUNSELORS AT LAW

1200 Rothwell

Houston, Texas 77002

Telephone (713) 236-0639

Facsimile (713) 223-3331

For Info Contact Marcellous McZeal